                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                    ______________________________________

                                    FORM 8-K

                                 CURRENT REPORT

REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of event reported) September 30, 2001

                           Commission File No. 0-25766

                     Community Bank Shares of Indiana, Inc.

             (Exact name of registrant as specified in its charter)

             Indiana                                    35-1938254
            (State or other jurisdiction of       (I.R.S. Employer
             incorporation or organization)  Identification Number)

      101 West Spring St., PO Box 939, New Albany, Indiana        47150
     (Address of principal executive offices)                 (Zip Code)

        Registrant's telephone number, including area code 1-812-944-2224

Item 5. Other Events

(a) As detailed in the following press release (see Exhibit 22),  Community Bank
Shares of Indiana,  Inc.  (the  "Company"),  has  announced  third  quarter 2001 earnings.

                     COMMUNITY BANK SHARES OF INDIANA, INC.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant has duly caused this report to be signed by the undersigned thereunto duly authorized

                                                     COMMUNITY BANK SHARES
                                                     OF INDIANA, INC.
                                                     (Registrant)

     Dated    January 29, 2002            BY:    /S/ James D. Rickard
     _________________________                   _____________________
                                                     James D. Rickard
                                                     President and CEO

     Dated    January 29, 2002            BY:    /S/ Paul A. Chrisco
     __________________________                  _____________________
                                                     Paul A. Chrisco
                                                     Chief Financial Officer

                                 EX-22
                Press Releases Regarding Matters Submitted

                 Community Bank Shares of Indiana, Inc.

News Release

Contact:
Jim Rickard
(812) 981-7378

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 4th quarter earnings

     NEW ALBANY,  Ind.  (January 28,  2002) - Community  Bank Shares of Indiana,
Inc.  reported  net income for the three months  ended  December  31,  2001,  of
$567,000  (or $0.23 per diluted  share)  compared  with  $542,000  (or $0.21 per diluted  share) for the same  period  last  year.  Net income for the year ended
December 31, 2001 was  $2,955,000  (or $1.18 per diluted  share)  compared  with
$2,679,000 (or $1.05 per diluted share) for the year ended December 31, 2000.

     Fourth quarter results were affected by reduced  provision for loan losses, continued  attention  to the  Company's  technology  infrastructure  and  retail delivery  systems,  and  increased  net  interest  income.  Management  provided
$334,000  more to the  allowance  for loan  losses  for the three  months  ended
December  31, 2000 as compared to the same period in 2001 because of an increase in the level of estimated loss exposure from loans classified as substandard and doubtful during that period.  Non-interest  expense increased  $101,000 from the fourth  quarter  of 2000 to the same  quarter  in  2001.  However,  the  Company incurred a charge of $180,000 in the fourth  quarter of 2000 related to a system conversion  of  one of its  subsidiary  bank's  core  data  processing  systems.
Excluding this charge,  non-interest  expense increased $281,000 from the fourth quarter of 2000 to the same quarter in 2001  because of  increased  compensation and  benefits  expense  resulting  from the  addition of several key  personnel, increased data processing expenses related to improvements in the company's core customer processing  operations,  and increases in other expenses.  Net interest income for the three months ended December 31, 2001 increased  $122,000 from the same period  last year  primarily  because of an  increase  in  interest-earning assets.

     The Company's  total assets as of December 31, 2001 grew to $429.6  million from a level of $416.2  million at December 31, 2000.  Asset growth for 2001 was funded  primarily by an increase in short-term  borrowings.  The net increase in funding was used to purchase  investment  securities and fund an increase in net loans receivable.  The decrease in cash and interest-bearing deposits with banks was used to  further  fund  increases  in  investment  securities  and net loans receivable as management worked to reduce excess liquidity over the period.

     "As a Company we continue  to invest in  infrastructure  improvements  that will pay dividends into the future.  However,  these  investments  could have an adverse  impact on 2002 earnings.  We do not expect that the strong  performance over the first six months of 2001 will be repeated in 2002," said James Rickard,
President  and Chief  Executive  Officer.  "This is due to the fact that our net interest  margin,  which has suffered as a result of the rapid decline in market interest rates over 2001, will not be able to keep pace with the increase in our non-interest expense relating to our recent infrastructure improvements.

     "We are in the process of merging our two southern Indiana banks, Community
Bank of Southern Indiana and Heritage Bank of Southern Indiana, into one charter retaining the name of Community  Bank. Not only will this result in cost savings to the Company,  but we also feel that it will strengthen our market presence in southern Indiana and benefit our customers.  We recently  introduced an Internet banking  product  at our lead bank that we are  extremely  excited  about.  This product will be available to all of our banking  customers by April 30, 2002. We continue to see  improvements  in our retail banking numbers and look forward to meeting the  challenges of 2002. We appreciate  the continued  support of all of our  stakeholders  and look  forward to  creating  value for all  members of the
Community  Bank  Shares  family:  our  employees,  stockholders,  customers  and communities."

     Community  Bank  Shares of  Indiana,  Inc.  is the parent  company of three full-service banking  subsidiaries-Community  Bank and Heritage Bank in southern
Indiana and Community Bank of Kentucky, in Bardstown,  Kentucky.  The company is traded on the Nasdaq under the symbol CBIN.

                         [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
In Thousands
(Unaudited)
                                          December 31,     December 31,
                                              2001             2000
ASSETS
Cash and interest-bearing
      deposits with banks                      $  11,099         $  18,435
Investment securities                            106,759            94,037
Loans receivable, net                            295,431           287,859
Premises and equipment                            10,992            10,291
Other assets                                       5,335             5,599
                                        -----------------------------------
Total Assets                                   $ 429,616         $ 416,221
                                        ===================================
LIABILITIES
Deposits                                       $ 255,892         $ 258,222
Borrowed funds                                   128,075           114,347
Other liabilities                                  3,132             2,764
                                        -----------------------------------
Total Liabilities                                387,099           375,333
                                        -----------------------------------

STOCKHOLDER'S EQUITY

Stockholder's equity                              42,517            40,888
                                        -----------------------------------
Total Liabilities and
      Stockholders' Equity                     $ 429,616         $ 416,221
                                        ===================================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
In Thousands Except Per Share Data
(Unaudited)
                                                 Three Months Ended                       Year Ended
                                                    December 31,                         December 31,
                                               2001             2000                 2001             2000
Interest income                                 $   6,745         $   7,890           $  29,295        $  30,368
Interest expense                                    3,749             5,016              17,045           18,314
Provision for loan losses                              80               414                 520            1,197
                                         -----------------------------------   ----------------------------------
Net interest income after
      provision for loan losses                     2,916             2,460              11,730           10,857
Non-interest income                                   522               718               2,186            2,094
Non-interest expense                                2,585             2,484               9,379            8,833
                                         -----------------------------------   ----------------------------------
Net income before tax and
      cumulative effect of change
      in accounting principle                         853               694               4,537            4,118
Income tax expense (benefit)                          286              (20)               1,582            1,267
Cumulative effect of change
      in accounting principle                           -             (172)                   -            (172)
                                         -----------------------------------   ----------------------------------
Net income                                       $    567          $    542           $   2,955        $   2,679
                                         ===================================   ==================================
Basic earnings per share                         $   0.23          $   0.21            $   1.18         $   1.05
Diluted earnings per share                       $   0.23          $   0.21            $   1.18         $   1.05